                              ECLIPSE FUNDS INC.

                            ARTICLES SUPPLEMENTARY

      Eclipse Funds Inc., a Maryland corporation registered as an open-end management investment company under the Investment Company Act of 1940, as amended, (the "Corporation") hereby certifies to the State Department of Assessments and Taxation of Maryland that:


      FIRST: Under a power contained in Article V, Section 5.7 of the charter of the Corporation (the "Charter") and pursuant to Sections 2-105(a)(9) and 2-208 of the Maryland General Corporation Law (the "MGCL"), the Board of Directors of the Corporation (the "Board"), by resolutions duly adopted at a meeting held on April 17-18, 2002, reclassified 500,000,000 authorized but unisssued shares of its Common Stock, par value $0.01 per share, as Eclipse Tax-Managed Equity Fund, No-Load Shares, par value $0.01 per share, and reclassified 500,000,000 authorized but unissued shares of its Common Stock, par value $0.01 per share, as Eclipse Tax-Managed Equity Fund, Service Shares, $0.01 par value per share, each with the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distribution, qualifications, and terms and conditions of redemption of shares of Common Stock, par value $0.01 per share, of the Corporation, as set forth in ARTICLE V of the Charter and in any other provisions of the Charter relating to stock of the Corporation generally.


      SECOND: As of the filing of these Articles Supplementary, the Corporation shall have authority to issue up to 25,000,000,000 shares of Common Stock, par value $0.01 per share, having an aggregate par value of $250,000,000. These shares are classified as follows:

  NAME OF SERIES                          NAME OF CLASS       AUTHORIZED SHARES
  --------------                          -------------       -----------------
                                                                 (IN MILLIONS)
Eclipse Bond Fund                              No-Load                500
Eclipse Bond Fund                              Service                500
Eclipse EAFE Index Fund                        No-Load                500
Eclipse EAFE Index Fund                        Service                500
Eclipse Indexed Bond Fund                      No-Load                500
Eclipse Indexed Bond Fund                      Service                500
Eclipse Index Equity Fund                      No-Load                500
Eclipse Index Equity Fund                      Service                500
Eclipse International Equity Fund              No-Load                500
Eclipse International Equity Fund              Service                500
Eclipse Money Market Fund                      No-Load              4,000
Eclipse Money Market Fund                      Service              4,000
Money Market Fund                         Sweep Shares              4,000
Eclipse Asset Manager Fund                     No-Load                500
Eclipse Asset Manager Fund                     Service                500

Eclipse Short Term Bond Fund                   No-Load                500
Eclipse Short Term Bond Fund                   Service                500
Eclipse Value Equity Fund                      No-Load                500
Eclipse Value Equity Fund                      Service                500
Eclipse Growth Equity Fund                     No-Load                500
Eclipse Growth Equity Fund                     Service                500
Eclipse Mid Cap Core Fund                      No-Load              1,000
Eclipse Core Bond Plus Fund                    No-Load              1,000
Eclipse Tax Free Bond Fund                     No-Load              1,000
Eclipse Tax-Managed Equity Fund                No-Load                500
Eclipse Tax-Managed Equity Fund                Service                500



      THIRD: The undersigned President of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters of the facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under penalties for perjury.


      IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be executed under seal in its name and on its behalf by its President and attested to by its Secretary on April 18, 2002.


ATTEST:                             ECLIPSE FUNDS INC.


------------------                  ---------------------
Robert A. Anselmi                   Stephen C. Roussin
Secretary                           President